Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-154708) of our report dated March18, 2011 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ BKM Sowan Horan, LLP

Addison, Texas
March 18, 2011